Exhibit 10.8

WAIVER AND AMENDMENT NO. 3

TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WAIVER AND AMENDMENT NO. 3 dated as of February 22, 2018 (this “Waiver and Amendment”) to the Second Amended and Restated Credit, Security, Guaranty and Pledge Agreement dated as of October 7, 2016 (as the same has been and may be further amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”) among (i) STX FINANCING, LLC, a Delaware limited liability company, as Borrower, (ii) STX FILMWORKS, INC., a Delaware corporation, as Parent, (iii) the GUARANTORS referred to therein, (iv) the LENDERS referred to therein, and (v) JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders and as Issuing Bank.

INTRODUCTORY STATEMENT

WHEREAS, the Borrower is in breach of the Overhead covenant set forth in Section 6.23 of the Credit Agreement for the fiscal year ending September 30, 2017 as a result of the Overhead balance at the end of such fiscal year totaling $58,462,542 (the “Overhead Covenant Default”);

WHEREAS, the Borrower has requested, and the Administrative Agent and the requisite Lenders (as described in Section 4 of this Waiver and Amendment) have agreed, that the Overhead Covenant Default be waived and the Credit Agreement be amended on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the parties hereto agree as follows:

1.               Defined Terms. Capitalized terms used but not otherwise defined herein (including any such terms used in the Introductory Statement hereto) shall have the meanings given to them in the Credit Agreement.

2.               Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the undersigned Lenders hereby waive the Overhead Covenant Default notwithstanding anything to the contrary in Section 6.23 of the Credit Agreement.

3.               Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as of the Effective Date (as defined below), as follows:

(a)             Section (vi) of the definition of “Borrowing Base” in Section 1.2 is replaced in its entirety with “[intentionally omitted]”.

(b)            Paragraph (b) of the definition of “Borrowing Base” in Section 1.2 is hereby amended by both deleting the phrase “clauses (v) and (vi)” there in and replacing it with “clause (v)” and by adding the following language immediately prior to the end of such paragraph (b): “, and the aggregate amount of credit under clause (v) that is attributable to free television rights that have not yet been sold or licensed by the Credit Parties may not at any time exceed $20,000,000.”

(c)             Section 1.2 of the Credit Agreement is hereby amended by inserting the following defined terms:

“Mile 22” shall mean that certain motion picture currently entitled Mile 22.

“Mile 22 Stretch Debt” shall mean Indebtedness from one or more Credit Parties to Aperture Media Partners, LLC (“Stretch Lender”), the incurrence of which shall be subject to the following requirements:

(a) (i) the aggregate principal amount thereof shall not exceed $5,500,000, (ii) the interest rate (excluding default interest) thereon shall not exceed LIBOR plus ten percent per annum, (iii) the borrowings thereunder shall be based solely on value attributable to the portion of foreign receivables and/or tax incentives for Mile 22 in excess of the Borrowing Base value available therefor under the Facility, (iv) the fees payable to Stretch Lender thereunder shall not exceed 3.00% of the total commitments provided by Stretch Lender, (iv) the obligors of such Indebtedness shall be limited to Mile 22, LLC or any other Credit Party involved solely in the production of Mile 22 (a “Permitted Obligor”) (and for the avoidance of doubt the Borrower may not be an obligor or guarantor of such Indebtedness, other than an unsecured “good boy” guaranty (the enforcement of which shall be subject to the intercreditor agreement described below) from the Borrower in favor of Stretch Lender guaranteeing that the shooting locations of Mile 22 will not be moved from the currently anticipated locations) and such Indebtedness shall otherwise be recourse solely to the products and proceeds of Mile 22 and the tax incentives relating thereto, and not to the general credit of any other Credit Party; provided, that if the foreign (excluding UK) distribution rights are held by a Credit Party that otherwise distributes foreign rights in the Borrower’s Pictures, such foreign rights may be subject to Stretch Lenders’ Liens as permitted by clause (c) below;

(b) all interest and fees contemplated to be payable to Stretch Lender must be self-liquidating in that it they must be reserved from the Mile 22 Stretch Debt borrowings or otherwise payable only pursuant to the terms of the intercreditor agreement referenced in clause (h) below;

(c) any Lien in favor of Stretch Lender securing such Indebtedness shall be limited to Liens in the tax incentives for Mile 22, foreign (excluding UK) rights for Mile 22, and the products and proceeds directly relating thereto, but shall not extend to any distribution rights in the Domestic Territory, the UK Territory or the products or proceeds thereof; provided, that solely to the extent necessary to enable Stretch Lender to, subject in all cases to the intercreditor agreement described below, exercise remedies on the collateral described before this proviso, Stretch Lender may also have (i) a Lien in the physical materials relating to Mile 22 and the copyright in Mile 22 and (ii) an equity pledge in the stock of a Permitted Obligor, but only so long as such Permitted Obligor holds no right or interest in or to: (x) any domestic or UK rights in Mile 22; (y) any physical materials or the copyright in Mile 22 or (z) any assets unrelated to Mile 22;

(d) the Lenders shall have recouped 100% of all loans extended hereunder on the basis of any receivables or tax incentives for Mile 22, together with any interest, fees and expenses relating to Mile 22 with proceeds from foreign (excluding the UK Territory) revenues and tax incentives attributable to Mile 22 (the occurrence thereof, the “Senior Production Debt Recoupment”) before Stretch Lender may be repaid any of the Mile 22 Stretch Debt;

(e) Stretch Lender may have a claim against the proceeds of Mile 22 from the Domestic Territory and UK Territory (the “Self-Distribution Territories”) but only after any P&A Credit and any UK P&A Credit extended against Mile 22 have been recouped, and any loans extended under the Seer P&A Credit Agreement for Mile 22 have been recouped, solely via proceeds of Mile 22 from the Self-Distribution Territories (the occurrence thereof, the “Senior P&A Recoupment”);

(f) prior to the Seasoning Date, no Borrowing Base value may be included on the basis of foreign receivables or tax incentives for Mile 22, even if foreign receivables or tax incentive receivables exist that would in the absence of the Mile 22 Stretch Debt be eligible for Borrowing Base credit, until such point as the Mile 22 Stretch Debt has been repaid in full, unless the intercreditor agreement described below clearly provides for the Loans extended hereunder on the basis thereof to be recouped prior to any recoupment by Stretch Lender. Following the Seasoning Date, foreign receivables or tax incentive receivables that would in the absence of the Mile 22 Stretch Debt be eligible for Borrowing Base credit may be included in the Borrowing Base subject to clause (g) below;

(g) upon the Seasoning of Mile 22, 100% of the aggregate outstanding principal amount (if any) of the Mile 22 Stretch Debt must be deducted from the Borrowing Base;

(h) Stretch Lender must have executed an intercreditor agreement in form and substance satisfactory to the Administrative Agent with the Administrative Agent, Seer P&A Agent and Subordinated Agent, which is consistent with the above and provides for, among other things, that:

(i)       Stretch Lender may take collection and enforcement actions only against Borrower’ foreign (non-UK) obligors and tax credit obligors for Mile 22 or enforcement actions against the equity interests of a Permitted Obligor and may in each case do so only after the occurrence of Senior Production Debt Recoupment and only then if an event of default is in existence under the documentation for the Mile 22 Stretch Debt; provided further that no such collection or enforcement action may be taken against any output partner of the Credit Parties or any sublicensee with multiple sub-license agreements with a Credit Party without prior consultation with the Administrative Agent;

(ii)       any exercise of remedies by the Stretch Lender involving either the copyright or physical materials relating to Mile 22 shall be exercised solely to the extent necessary for Stretch Lender to collect foreign value or tax credit value from Mile 22 or to re-license foreign rights in Mile 22 or to make delivery of copies of Mile 22 to sublicenses in connection with same, and shall in all cases remain subject to the Administrative Agent’s continuing lien therein;

(iii)       other standstill and intercreditor provisions satisfactory to the Administrative Agent.

(d)            Section 1.2 of the Credit Agreement is hereby amended by replacing the following terms in their entireties:

“Five Picture Rolling P&A Coverage Ratio” shall mean the ratio (expressed as a percentage), determined on each applicable P&A Test Date, of (i) the sum (without duplication) of (a) the Net Ultimates for the five most recent STX Pictures distributed by the Borrower and for which P&A Expenses have been funded by the Borrower (with “Free State of Jones” to be the first picture to be included in the first testing pool), plus (b) the Credit Parties’ share (net of third party payment obligations) of any other cash value collected or expected to be collected by the Credit Parties attributable to such STX Pictures to the extent such value extends beyond the portion (if any) thereof that has ever been included in the Borrowing Base and to the extent the Credit Parties are permitted under all applicable contractual arrangements to use such value towards recoupment of their P&A Expenses or loans extended to finance such P&A Expenses, minus (c) solely to the extent that any Reallocated US-UK Excess Value is then in effect under the Five Picture UK Rolling P&A Coverage Ratio, an amount equal to all UK P&A Expenses (from first dollar, whether or not recouped) for the Subject UK Pictures that are also included in the Five Picture Rolling P&A Coverage Ratio, plus (d) solely to the extent that any Reallocated US-UK Excess Value is then in effect under the Five Picture UK Rolling P&A Coverage Ratio, an amount equal to the Net UK Value for the Subject UK Pictures that are also included in the Five Picture Rolling P&A Coverage Ratio divided by (ii) all P&A Expenses with respect to such STX Pictures. Europa Pictures shall not be included in calculations of the Five Picture Rolling P&A Coverage Ratio or, for the avoidance of doubt, in calculations of the P&A Advance Rate.

“Remaining Ultimates” shall mean, with respect to each Seasoned Picture being distributed by an Approved Domestic Distributor and which was released theatrically, the amounts during the First Cycle Period which are projected to thereafter become payable (but in the case of home entertainment ultimates (whether physical or digital home entertainment), limited to rolling 18-month forward looking projections unless home entertainment is being distributed by, and ultimates are being provided by, a Major Studio, and such ultimates from the Major Studio show a longer tenor for projections) to the Credit Parties or Co-Financing Venture Entities (with respect to the Credit Parties’ share thereof) or to a Major Studio (with respect to the Credit Parties’ share thereof pursuant to a Revenue Participation) under the applicable Distribution Agreement for the Domestic Territory from theatrical, home entertainment (including electronic sell-through, SVOD, TVOD and other digital forms) and pay television and free television in the Domestic Territory (or solely in cases where a Major Studio is the distributor and Ultimates Provider, any medium and from any territory for any tenor not in excess of the First Cycle Period) after deduction (without duplication) for any and all amounts deductible, recoupable or which may be offset by the applicable Approved Domestic Distributor from its obligation to make payments to the Credit Parties or Co-Financing Venture Entities (with respect to the Credit Parties’ share thereof) or Major Studio (with respect to the Credit Parties’ share thereof pursuant to a Revenue Participation) (including without limitation, recoupments of any advances, print and advertising or other distribution expenses, and any distribution fees or any payments made or to be made directly by such Approved Domestic Distributor (including, without limitation, any residual, participation or contingent payment) to any Person other than a Credit Party or Co-Financing Venture Entity (with respect to the Credit Parties’ share thereof) or Major Studio (with respect to the Credit Parties’ share thereof pursuant to a Revenue Participation), who is entitled to any portion of the proceeds of such Picture). The calculations of the Remaining Ultimates shall be determined solely based on the written ultimates reports provided by the Ultimates Provider that have been delivered to the Administrative Agent. The Remaining Ultimates for a Picture shall be calculated initially on the date on which such Picture becomes a Seasoned Picture (which initial calculation shall be provided to the Administrative Agent in accordance with Section 5.1(k)(i)) and thereafter in accordance with Section 5.1(k)(ii). The Remaining Ultimates (i) in the case of any receipts anticipated to be received and expenses expected to be incurred beyond one (1) year from the applicable date of determination, will be discounted to a present value based on a notional discount rate equal to the greater of (1) 8% and (2) the rate then accruing on Alternate Base Rate Loans on the applicable calculation date, and (ii) will not include any amounts in which the Administrative Agent (for the benefit of the Secured Parties) does not have a first priority perfected security interest under the UCC and applicable copyright law (subject only to the Specified Permitted Encumbrances described in Section 6.2(b)), other than with respect to Revenue Participations, in which case such perfected security interest requirement shall only apply to the payment obligation of the Major Studio in favor of the Credit Party. For the avoidance of doubt, pay-TV ultimates will be subject to the terms of the applicable rate card agreement. Additionally, Remaining Ultimates may be attributable to theatrical revenue only to the extent that (a) the Credit Parties are the theatrical distributor in the Domestic Territory and (b) the Credit Parties’ calculations of the Remaining Ultimates attributable to theatrical revenues shall be determined on conventional market standards for theatrical films. For the avoidance of doubt, (i) no amounts payable by Europa to the Credit Parties with respect to any Europa Picture may be included as a Remaining Ultimate in the Borrowing Base, (ii) no amounts may be included as a Remaining Ultimate in the Borrowing Base with respect to a Europa Servicing Picture, and (iii) for the avoidance of doubt, any Remaining Ultimates credit for Europa Rights Pictures shall be included solely to the extent attributable to any windows and media in which Borrower holds a license of rights (as opposed to merely provides services for), and after deducting the portion of the anticipated Borrower revenues that shall be payable by the Borrower to Europa or that shall be required to pay applicable residuals or participations.

“Remaining Ultimates Report” shall mean, with respect to any Seasoned Picture, a written estimate of the Remaining Ultimates for such Picture prepared by a Credit Party on the basis of a written ultimate report provided by an Ultimates Provider (that has been, or is concurrently with the Remaining Ultimates Report, delivered to the Administrative Agent), which estimate shall be calculated in the manner described in the definition of “Remaining Ultimates” and shall otherwise be in form and substance reasonably acceptable to the Administrative Agent.

“Ultimates Advance Rate” shall mean, as of any date of determination, (a) with respect to home entertainment ultimates (whether attributable to physical or digital) prior to the first shipping of principal packaged home entertainment materials, 70% and (b) with respect to any other ultimates permitted to be leveraged hereunder, 80%; provided, that if the Ultimates Percentage is less than 100%, then the Ultimates Advance Rate shall be 70% or 80% (as applicable) multiplied by such Ultimates Percentage, except that the Ultimates Advance Rate may never be greater than the applicable percentage set forth above.

“Ultimates Percentage” shall mean, for any date at which it is to be determined (the “Determination Date”) with respect to the four most recent Seasoned Pictures for which Remaining Ultimates have been included in the calculation of the Borrowing Base and for which six months have elapsed from the date upon which each such Picture became a Seasoned Picture, a ratio (expressed as a percentage) of (i) the sum of (a) Remaining Ultimates for such Seasoned Pictures as of the Determination Date, plus (b) the actual proceeds received by the Borrower or any Guarantor (and not payable to a third party) with respect to each such Picture after it became a Seasoned Picture but prior to the Determination Date to (ii) the total Remaining Ultimates for each such Seasoned Picture as determined on the date it first became a Seasoned Picture (including under the Existing Corporate Facility Agreement). Each computation of the Ultimates Percentage performed hereunder shall contain detail satisfactory to the Administrative Agent breaking out the projections and performance relating to the relevant rights by window and by Ultimates Provider (including specifically isolating the media in which Credit Parties self-distribute (e.g., digital home entertainment) versus those where the Credit Parties sub-license rights (e.g., physical home entertainment)).

“Ultimates Provider” shall mean, in the case of: (a) anticipated home entertainment revenues in the Domestic Territory (with respect to physical home entertainment), a Major Studio that is distributing home entertainment for the relevant Qualifying Picture, or other home entertainment distributor that is acceptable to the Administrative Agent under an additional or replacement home entertainment distribution agreement that is acceptable to the Administrative Agent, (b) anticipated home entertainment revenues in the Domestic Territory (with respect to digital home entertainment), (i) prior to a license or sale of the relevant home entertainment rights by the Credit Parties, the Borrower and (ii) thereafter, a Major Studio that is distributing home entertainment for the relevant Picture, the Borrower, or other home entertainment distributor that is acceptable to the Administrative Agent under a home entertainment distribution agreement that is acceptable to the Administrative Agent, (c) anticipated pay television revenues in the Domestic Territory, Showtime Networks, and any other pay television distributor that is acceptable to the Administrative Agent under a replacement pay television distribution agreement that is acceptable to the Administrative Agent, (d) free television revenues in the Domestic Territory (i) prior to a license of sale or license of the relevant free television rights, the Borrower and (ii) thereafter, the relevant free television distributors for the Domestic Territory, (e) any territory and media for which it is distributing the relevant Picture, the relevant Major Studio and (g) domestic theatrical revenues, the Borrower if it is directly exploiting the rights in such medium in the Domestic Territory.

(e)             Section 1.2 of the Credit Agreement is hereby amended by deleting the following defined terms and their respective definitions in their entirety: “Unlicensed Free TV Ultimates”, “Unlicensed Free TV Ultimates Advance Rates” and “Unlicensed Free TV Ultimates Percentages”.

(f)             Section 5.1(h)(i) of the Credit Agreement is hereby amended by adding the word “and” immediately before clause (ii), and deleting the following language which directly precedes the parenthetical at the end of Section 5.1(h)(i):

“and (iii) the then current estimate of Unlicensed Free TV Ultimates that are included in the Borrowing Base, together with the Borrower’s underlying written ultimate report”

(g)            Section 5.1(i) of the Credit Agreement is hereby amended by amending and restating the first sentence thereof in its entirety as follows:

“(i)        For each fiscal quarter concurrently with the delivery of the financial statements required under Sections 5.1(a) and 5.1(b) in connection with such fiscal quarter (or fiscal year, in the case of Section 5.1(a)), a Liquidity Certificate, reflecting that the ratio, tested at the end of the preceding fiscal quarter, of (i) projected cash sources of the Credit Parties (including, without limitation, cash on hand, capital contributions which have been committed in writing (either unconditionally or subject only to such conditions as shall be acceptable to the Administrative Agent), Borrowings under (x) the Facility (taking into account projected availability based upon the Borrowing Base) and (y) the Seer P&A Credit Agreement and projected cash receipts from operations) to (ii) projected cash uses of the Credit Parties (including debt service, amounts to be spent towards the production or acquisition of and P&A Expenses and/or UK P&A Expenses for Pictures, and all other projected cash expenditures), all as projected on a quarterly basis by the Borrower in good faith for the period from the first day of the current calendar quarter through the end of the four-quarter period commencing with the current calendar quarter, is greater than or equal to 1.10 to 1.00.”

(h)            Section 6.1 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of subsection (o) thereof, (ii) replacing the period at the end of subsection (p) thereof with “; and” and (iii) adding a new subsection (q) as follows:

“(q) the Mile 22 Stretch Debt so long as all provisions of the definition thereof are satisfied”

(i)              Section 6.2 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of subsection (w) thereof, (ii) replacing the period at the end of subsection (x) thereof with “; and” and (iii) adding a new subsection (y) as follows:

“(y) Liens on Mile 22 and assets relating thereto to the extent permitted by the definition of Mile 22 Stretch Debt.”

(j)              Section 8.3(a) of the Credit Agreement is amended by replacing the first sentence thereof in its entirety with the following:

The Credit Parties will establish or maintain Collection Accounts at the office of the Administrative Agent or, solely with respect to two Collection Accounts in existence prior to the Closing Date, at the office of a Lender, or (with the Administrative Agent’s prior consent) a collection account maintained in the name of a third party escrow agent or collection agent in the context of individual Item of Product receipts (including Mile 22 so long as none of the proceeds from the exploitation or sublicensing of Mile 22 in the Domestic Territory or UK Territory are directed or remitted to such account) pursuant to arrangements approved by the Administrative Agent.

(k)            The Credit Agreement is hereby further amended by replacing Schedule 2.16 thereto (“Acceptable Obligors and Allowable Amounts”) with the replacement Schedule 2.16 attached hereto.

4.               Conditions to Effectiveness. The effectiveness of this Waiver and Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 4 (the date upon which each of such conditions precedent has been satisfied, the “Effective Date”) as follows:

(a)             for the effectiveness of Sections 3(a), 3(b), and 3(d) – (f) hereof, the Administrative Agent shall have received counterparts of this Waiver and Amendment that, when taken together, bear the signatures of the Borrower, the Guarantors and the Supermajority Lenders;

(b)            for the effectiveness of Sections 3(c), and 3(g) – (k) hereof, the Administrative Agent shall have received counterparts of this Waiver and Amendment that, when taken together, bear the signatures of the Borrower, the Guarantors and the Required Lenders;

(c)             the representations and warranties contained in Section 5 hereof are true and correct;

(d)            all costs and expenses due and owing pursuant to Section 11 hereof to the Administrative Agent by the Borrower shall have been paid in full;

(e)             all legal matters incident to this Waiver and Amendment shall be satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Administrative Agent;

(f)             the Administrative Agent shall have received a modified Compliance Certificate for the fiscal year ending September 30, 2017 executed by an Authorized Officer of the Borrower, certifying that the Overhead expenditures of the Credit Parties for such fiscal year were not in excess of $58,462,542;

(g)            the Seer P&A Agent shall have executed an amendment to the Seer P&A Facility Credit Agreement granting substantively identical amendments to those set forth in this Waiver and Amendment to the extent applicable to the Seer P&A Facility Credit Agreement (i.e., excluding the amendments set forth herein relating to modifications to the Borrowing Base or Borrowing Base reporting), in form and substance satisfactory to the Administrative Agent; and

(h)            the Subordinated Agent shall have executed an amendment to the Subordinated Loan Agreement granting substantively identical amendments to those set forth in this Waiver and Amendment to the extent applicable to the Subordinated Loan Agreement (i.e., excluding the amendments set forth herein relating to modifications to the Borrowing Base or Borrowing Base reporting), in form and substance satisfactory to the Administrative Agent.

5.               Representations and Warranties. Each of the Credit Parties represents and warrants that:

(a)             each of the Credit Parties has the power and authority to execute and deliver this Waiver and Amendment and perform its obligations under this Waiver and Amendment and the Credit Agreement as amended hereby;

(b)            the execution and delivery by each of the Credit Parties of this Waiver and Amendment, and the performance by such Person of its obligations under this Waiver and Amendment and the Credit Agreement as amended hereby (i) have been duly authorized by all necessary company action (or similar action) on the part of such Person, (ii) will not constitute a violation of any provision of Applicable Law or any order of any Governmental Authority applicable to such Person or any of its properties or assets, (iii) will not violate any provision of the certificate of formation or organization, by-laws, operating agreement, partnership agreement or any other organizational document of such Person, (iv) will not violate any provision of, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate any indenture, agreement, bond, note or other similar instrument to which such Person is a party or by which such Person or any of its properties or assets are bound, other than where any such violation, conflict, breach, default or termination could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (v) will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of such Person other than pursuant to the Fundamental Documents;

(c)             the representations and warranties contained in the Credit Agreement and the other Fundamental Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date) with the same effect as if made on and as of the date hereof; and

(d)            immediately before and immediately after giving effect to this Waiver and Amendment, no Default or Event of Default shall have occurred and be continuing.

6.               Fundamental Document. This Amendment is designated a Fundamental Document by the Administrative Agent.

7.               Full Force and Effect. Except as expressly set forth herein, this Waiver and Amendment does not constitute an amendment, waiver or modification of any other provision of the Credit Agreement, does not constitute a waiver of timely compliance with the provisions of the Credit Agreement or any provision of any other Fundamental Document, does not constitute a waiver of any Default or Event of Default whether or not known to the Administrative Agent or the Lenders, and does not entitle any Credit Party to any amendment, waiver or modification of any provision of the Credit Agreement or any other Fundamental Document, or to a consent to any transaction, in the future in similar or dissimilar circumstances. Except as expressly amended hereby, the Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and are hereby ratified and confirmed. Without limiting the foregoing, each Credit Party hereby (i) reaffirms its obligations under the Credit Agreement and the other Fundamental Documents to which it is a party and (ii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for the benefit of the Secured Parties) pursuant to any of the Fundamental Documents. As used in the Credit Agreement, the terms “Agreement,” “this Agreement,” “this Credit Agreement,” “herein,” “hereafter,” “hereto,” “hereof” and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Waiver and Amendment.

8.               Further Assurances. At any time and from time to time, upon the Administrative Agent’s reasonable request and at the expense of the Credit Parties in accordance with Section 13.4 of the Credit Agreement, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Administrative Agent reasonably deems necessary to effect the purposes of this Waiver and Amendment.

9.               APPLICABLE LAW. THIS AMENDMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

10.            Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Waiver and Amendment by facsimile transmission or electronic photocopy (i.e., “.pdf”) shall be effective as delivery of a manually executed counterpart hereof.

11.            Expenses. The Borrower agrees to pay pursuant to Section 13.4 of the Credit Agreement, all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Waiver and Amendment, including, but not limited to, the reasonable and documented fees and disbursements of counsel for the Administrative Agent.

12.            Headings. The headings of this Waiver and Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Waiver and Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be duly executed as of the date first written above.

BORROWER: STX FINANCING, LLC By: /s/ Noah Fogelson_______________________ Name: Noah Fogelson Title: EVP, Corporate Strategy & General Counsel

Amendment No. 3 to Second Amended and Restated Credit Agreement

GUARANTORS:

STX FILMDEV, LLC

STX FILMDEV II, LLC

STX PLAN F, LLC

STX PRODUCTIONS, LLC

STX TV, INC.

STX LOUISIANA, LLC

FSO JONES, LLC

STX NY, INC.

FSO JONES NY, LLC

STX MUSIC, LLC

STX MUSIC PUBLISHING, LLC

STX RECORDINGS, LLC

MARS BOYS, LLC

WE ARE BESTIES, LLC

BAD MOMS LOUISIANA, LLC

BADDER MOMS, LLC

STX INTERNATIONAL, INC.

STX TRUE LIFE, LLC

SURREAL, INC.

STX ENTERTAINMENT UK, LTD.

ADRIFT PRODUCTIONS UK LTD.

VATN ALLS STADAR, LLC

ADRIFT PRODUCTIONS NZ LIMITED

PUPPET MURDERS, LLC

MILE 22, LLC

SECOND ACT PRODUCTIONS, LLC

By: /s/ Noah Fogelson_______________________

Name: Noah Fogelson

Title: EVP, Corporate Strategy & General Counsel

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and as a Lender

By: /s/ Patrick J. Minnick_______________________

Name: Patrick J. Minnick

Title: Executive Director

Amendment No. 3 to Second Amended and Restated Credit Agreement

Name of Lender:

BANK OF AMERICA, N.A.

By: /s/ Sharad C. Bhatt_______________________

Name: Sharad C. Bhatt

Title: Senior Vice President

Amendment No. 3 to Second Amended and Restated Credit Agreement

Name of Lender:

MUFG Union Bank, N.A.

By: /s/ Ryan Bannan_______________________

Name: Ryan Bannan

Title: Vice President

Amendment No. 3 to Second Amended and Restated Credit Agreement

Name of Lender:

East West Bank

By: /s/ Jodi Chong_______________________

Name: Jodi Chong

Title: First Vice President

Amendment No. 3 to Second Amended and Restated Credit Agreement

Name of Lender:

First Republic Bank

By: /s/ Charles Heaphy______________________

Name: Charles Heaphy

Title: Senior Managing Director

Amendment No. 3 to Second Amended and Restated Credit Agreement

Name of Lender:

Emigrant Bank

By: /s/ John Hart_______________________

Name: John Hart

Title: Vice Chairman

Amendment No. 3 to Second Amended and Restated Credit Agreement

SCHEDULE 2.16

Acceptable Obligors and Allowable Amounts

[Schedule omitted.]